UNITED STATES

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SCHEDULE 14A

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Partners Bancorp

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OceanFirst Financial Corp. Merger with Partners Bancorp

Frequently Asked Questions for Partners Bancorp Customers

November 4, 2021

On November 4, 2021, OceanFirst Financial Corp. (NASDAQ:OCFC) and Partners Bancorp (NASDAQ:PTRS) announced the entry into a definitive agreement and plan of merger. The definitive agreement was approved by the Boards of Directors of both companies.

The announcement is the culmination of months of conversations between leaders from both organizations, along with considerable due diligence. The teams at the banks have worked diligently during this time to learn about each other’s organizations and collaborate on the details of the current agreement and plan. Although much has been achieved, this is just the beginning, and much more will need to be done to complete OceanFirst Financial Corp.’s acquisition of Partners Bancorp and plan the integrations of Virginia Partners Bank, its division Maryland Partners Bank, The Bank of Delmarva and its division Liberty Bell Bank into OceanFirst Bank N.A. (“OceanFirst Bank”). We ask for your patience as we finalize all the very important details required for a smooth transition.

To help get started, the information below has been compiled so we can all get to know one another a little better and understand what this announcement means for our customers. These Frequently Asked Questions may change and be updated as the planning progresses.

Why is Partners Bancorp entering into a merger with OceanFirst Financial Corp.?

Our merger with OceanFirst Financial Corp. allows our clients, associates and shareholders to realize benefits of scale it would have taken years for us to accomplish independently. We have much in common with OceanFirst Financial Corp., including a shared culture of client focus and relationship banking.

After combining, the combined company’s footprint will cover New Jersey, Delaware, Maryland, Virginia, and the major metropolitan markets of Philadelphia, New York, Boston, and Washington, D.C. We expect that the merger will result in enhanced lending capabilities and a greater selection of product offerings for our customers.

Based on financial data as of September 30, 2021, if our merger were complete today, the combined company would have approximately $13.5 billion in assets, $9.3 billion in loans and $11.2 billion in deposits.

What can you tell me about OceanFirst Bank?

OceanFirst Bank is an $11.8 billion bank and a wholly owned subsidiary of OceanFirst Financial Corp. (or “OCFC”). OceanFirst Bank was founded in 1902 by a small group of local businessmen interested in combining their resources to build their homes and help their neighbors to realize the American dream of homeownership. Originally named the Point Pleasant Building and Loan Association of Point Pleasant Beach New Jersey, the founders never could have imagined how many of their neighbors would be helped. In 1996, Point Pleasant Building and Loan Association had grown with the Jersey Shore communities it served; there were eight branches and they were serving their customers as Ocean Federal Saving Bank. At that time the Board of Directors requested and received approval to complete an initial public offering (IPO) converting from mutual to stock ownership. OceanFirst Bank was the first in the country to establish an independent charitable foundation in conjunction with an IPO. Created with a one-time endowment of $13.4 million in OceanFirst Financial Corp. stock, since it was established in 1996, OceanFirst Foundation has granted more than $43 million to over 750 non-profit organizations and schools, helping thousands of our neighbors in need in many OceanFirst markets.

Today, OceanFirst Bank is a regional bank providing financial services to customers throughout New Jersey, and in the major metropolitan markets of Philadelphia, New York, Baltimore, Washington, D.C., and Boston. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services, and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. OceanFirst Bank is focused on organic growth and has also expanded through acquisition.

Since 2015 OCFC has completed seven whole bank acquisitions. Currently, OceanFirst Bank has branches located throughout 12 counties in New Jersey and three counties in New York, and operates commercial loan production offices in New Jersey, Pennsylvania, New York City, Baltimore, Washington, D.C., and Boston. Recently, OceanFirst Bank opened our first branch in Pennsylvania located in center-city Philadelphia.

Leading the management team at OceanFirst Bank is Christopher Maher, Chairman and Chief Executive Officer. There are several officers serving on the OceanFirst Bank executive team who provide strategic direction and manage OceanFirst Bank’s daily operations. OceanFirst Bank is committed to local commercial banking management which is accomplished currently with six regional leaders all reporting to Joseph Lebel, President and Chief Operating Officer. The regional leaders are responsible for inspiring their teams to establish and grow community banking relationships and all have local decision-making authority in their respective regions.

What is the expected timing for the merger?

The regulatory approval process is difficult to predict; however, we are hopeful that the regulators will respond early in 2022. We are targeting legal closing during the first half of 2022.

The completion of the merger is subject to satisfying customary closing conditions, including receipt of required regulatory approvals and requisite approval of the stockholders of Partners Bancorp. Similar to the prior bank acquisitions completed by OceanFirst Financial Corp., the legal closing and integration of customer accounts, services and branches will occur separately. Following legal closing, the Partners Bancorp’s affiliate banks will continue to operate separately, as divisions of OceanFirst Bank, until full integration of accounts and services can be implemented. The full integration of the banks may not occur until late 2022.

What does this mean for our customers?

There are no changes for any of the customers of OceanFirst Bank, The Bank of Delmarva or its division Liberty Bell Bank, Virginia Partners Bank or its division Maryland Partners Bank until after legal closing and then timely communication of any changes will be shared with customers prior to implementation.

For our customers, it will be business as usual until after legal closing, which is targeted for the first half of 2022. This means that, until after legal closing, The Bank of Delmarva, its division Liberty Bell Bank, Virginia Partners Bank and its division Maryland Partners Bank will continue to operate under their names (as divisions of OceanFirst Bank) and use their current operating systems. Our customers will continue to use their same checks, debit cards, online banking access, etc.

Throughout this transition, our employees continue to take great pride in delivering extraordinary service and attention to our customers. Our priority will be to provide timely and informative notifications to our customers regarding the integration plans once they have been developed.

We are excited about our merger with OceanFirst and expect that the merger will result in enhanced lending capabilities and a greater selection of product offerings for our customers.

Will the name change for The Bank of Delmarva and Virginia Partners Bank?

Yes, the names of The Bank of Delmarva and Virginia Partners Bank will change. After legal closing, the combined bank will be named OceanFirst Bank N.A.

Will our headquarters move as a result of the merger?

Yes. The OceanFirst Financial Corp. headquarters is in Toms River, New Jersey.

Will the terms of our customers’ loan change?

No, there will be no changes to our customers’ current loans.

Will our customers be able to use an OceanFirst Bank branch location?

Not yet. Our customers should continue to use The Bank of Delmarva, Liberty Bell Bank, Virginia Partners Bank and Maryland Partners Bank as their banks until conversion, which is expected to occur in the first half of 2022. We will communicate details to our customers as soon as possible.

Our customers appreciate The Bank of Delmarva’s and Virginia Partners Bank’s attention to and expertise in their industries. Will that change with the merger?

No. Our customers can expect the same attention going forward, but with the benefits of added scale, which will allow the combined company to serve our customers across many different industries even better.

What will happen next?

It will take time for the required regulatory and shareholder approval processes to be completed. Over the past six years, OceanFirst Financial Corp. has completed seven whole bank acquisitions. With each acquisition, OceanFirst Financial Corp. has learned more and enhanced its best practices related to customers during the many stages of the approval and integration process. We will work hard to make this a seamless transition for our customers and will communicate any changes as soon as possible.

Who should I contact if I have questions?

Your questions are important to us and we will do our best to address any that are brought to our attention. Please contact your relationship manager or branch manager if you have any questions or concerns.

Cautionary Notes on Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: management plans relating to the proposed transaction between OceanFirst Financial Corp. (or “OCFC”) and Partners Bancorp (the “Transaction”); the expected timing of the completion of the Transaction; the ability to complete the Transaction; the ability to obtain any required regulatory, stockholder or other approvals, authorizations or consents; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans relating to the Transaction; any statements of expectation or belief; any projections or plans related to certain financial or operational metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek”, “plan”, “will”, “would”, “could,” “may,” “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Neither OCFC nor Partners Bancorp assumes any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that OCFC or Partners Bancorp anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OCFC’s Annual Report on Form 10-K, under Item 1A “Risk Factors” in Partners Bancorp’s Annual Report on Form 10-K and those disclosed in OCFC’s and Partners Bancorp’s other periodic reports filed with the Securities and Exchange Commission (the “SEC”), as well as the possibility that expected benefits of the Transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the Transaction may not be timely completed, if at all; that prior to the completion of the Transaction or thereafter, OCFC’s and Partners Bancorp’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies related to the Transaction; that required regulatory, stockholder or other approvals, authorizations or consents in connection with the Transaction are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ stockholders, customers, employees and other constituents to the Transaction; and diversion of management time as a result of the matters related to the Transaction. These risks, as well as other risks associated with the Transaction will be more fully discussed in the prospectus of OCFC and proxy statement of Partners Bancorp that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the Transaction. The list of factors presented here, and the list of factors that will be presented in the registration statement on Form S-4, is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. For any forward-looking statements made in this communication or in any documents, OCFC or Partners Bancorp claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about the Proposed Transaction

This communication is being made in respect of the proposed transaction involving OCFC and Partners Bancorp.

In connection with the proposed transaction with Partners Bancorp, OCFC intends to file a registration statement on Form S-4 containing a prospectus of OCFC and proxy statement of Partners Bancorp and other documents with the SEC. Before making any voting or investment decision, the investors and stockholders of Partners Bancorp are urged to carefully read the entire prospectus of OCFC and proxy statement of Partners Bancorp when they become available and any other documents filed by OCFC or Partners Bancorp with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about OCFC, Partners Bancorp and/or the proposed transaction. When available, copies of the prospectus of OCFC and proxy statement of Partners Bancorp will be mailed to the stockholders of Partners Bancorp. Partners Bancorp investors and stockholders are also urged to carefully review and consider each of OCFC’s and Partners Bancorp’s public filings with the SEC, including but not limited to their respective Annual Reports on Form 10-K, proxy statements, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. When available, copies of the prospectus of OCFC and the proxy statement of Partners Bancorp also may be obtained free of charge at the SEC’s web site at http://www.sec.gov. You may also obtain these documents, free of charge, from OCFC by accessing OceanFirst’s website at https://oceanfirst.com/ under the tab “Investor Relations” and then under the heading “SEC Filings” or from Partners Bancorp by accessing Partners Bancorp’s website at https://www.partnersbancorp.com/ under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

OCFC, Partners Bancorp and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Partners Bancorp’s stockholders in connection with the OCFC–Partners Bancorp transaction. Information about the directors and executive officers of OCFC and their ownership of OCFC common stock is set forth in the proxy statement for OCFC’s 2021 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 20, 2021. Information about the directors and executive officers of Partners Bancorp and their ownership of Partners Bancorp’s common stock is set forth in the proxy statement for Partners Bancorp’s 2021 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A on April 7, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation of proxies of Partners Bancorp’s stockholders in connection with the OCFC–Partners Bancorp transaction may be obtained by reading the proxy statement of Partners Bancorp and prospectus of OCFC regarding the transaction when they become available. Once available, free copies of the proxy statement of Partners Bancorp and prospectus of OCFC may be obtained as described in the prior paragraph.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.